Exhibit 10.10

MASTER EXCLUSIVE SERVICE AGREEMENT

This Master Exclusive Service Agreement (this “Agreement”) is entered into in Beijing as of July 20, 2018 by and among the following parties:

(1)                                 Beijing Luckin Coffee Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Beijing, the People’s Republic  of China (“China” or “PRC”), under the laws of China; and

(2)                                 Beijing Luckin Coffee Technology Ltd. (“Luckin Tech”), a domestic company registered in Beijing, China, under the laws of China

(Each of WFOE and Luckin Tech, a “Party”, and collectively the “Parties”).

RECITALS

WHEREAS, the Parties intend to utilize their respective expertise and resources to further promote their existing business and expand their market share; and

WHEREAS, the WFOE, together with its affiliates, intends to provide certain services to Luckin Tech; and Luckin Tech agrees to accept such services only from the WFOE.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1.                                      Provision of Services

1.1                               In accordance with the terms and conditions set forth in this Agreement, Luckin Tech (referred to as the “Service Receiving Party”) hereby irrevocably appoints and designates the WFOE as its exclusive service provider to provide the technical and business support services as set forth in Schedule 1.

1.2                               During the term of this Agreement, the Service Receiving Party shall not, without the WFOE’s written consent, directly and indirectly, obtain the same or similar services as provided under this Agreement from any third party, or enter into any similar service agreement with any third party.

2.                                      WFOE’s Power to Designate Service Provider; Statement of Work

2.1                               The WFOE has the right to designate and appoint, at its sole discretion, any entities affiliated with the WFOE  (together with the WFOE, the “Service Providers”) to provide any and all services set forth in Section 1 hereof.

2.2                               Service Providers shall determine the specific contents of services within the scope listed in Schedule 1 with the Service Receiving Party in one or more separate service agreements (each, a “Service Agreement”).

3.                                      Service Fee and Payment

3.1                               The WFOE shall have the right to determine, at its reasonable discretion, the service fee and proper payment manners for the Service Receiving Party. The calculation and payment manners of the service fee are stipulated in Schedule 1 of this Agreement.

3.2                               If the WFOE, in its reasonable discretion, determines that the fee calculation mechanism specified shall no longer apply for any reasons at any time or from time to time during the term of this Agreement, the WFOE shall have the right to adjust the fee by giving a 10-day written notice to the Service Receiving Party.

3.3                               The Service Receiving Party shall procure its shareholders to pledge all of the shares of the Service Receiving Party held by such shareholders in favor of the WFOE to secure the service fee payable by the Service Receiving Party under this Agreement.

4.                                      Intellectual Property Rights

4.1                               Any intellectual properties developed by performance of this Agreement, including but not limited to copyrights, trademarks, patents, technical secrets, and knowhow, belong to the Service Providers, and the Service Receiving Party shall enjoy no rights where they relate to intellectual properties other than those expressly provided herein.

4.2                               If a development is based on the intellectual properties owned by the Service Receiving Party, the Service Receiving Party shall warrant and guarantee that such intellectual properties are flawless. Otherwise, the Service Receiving Party shall bear all damages and losses caused to the Service Providers by any flaw of such intellectual properties. If the Service Providers are to bear any liabilities to any third party thus caused, they have the right to recover all of their losses from Service Receiving Party.

4.3                               The Parties agree that this section shall survive the termination or expiration of this Agreement.

5.                                      WFOE’s Financing Support

5.1                               To ensure that the cash flow requirements with regard to the business operations of the Service Receiving Party are met and/or to set off any loss accrued during such operations, the WFOE agrees that it shall, to the extent permissible under PRC law, through itself or its designated person, provide financial support to the Service Receiving Party. The WFOE’s financing support to the Service Receiving Party may take the form of bank entrusted loans or other forms permitted under PRC law. Agreements for such financing support shall be executed separately.

6.                                      Representations and Warranties

6.1                               The WFOE hereby represents and warrants as follows:

(a)                                 It is a wholly foreign-owned enterprise duly incorporated and validly existing under PRC law;

(b)                                 Its execution and performance of this Agreement are within its corporate power and business scope. It has taken necessary corporate actions and obtained appropriate authorizations, and has obtained the necessary consents and approvals from any third parties and government agencies. Its execution and performance of this Agreement do not violate the laws and contracts binding upon it; and

(c)                                  Upon execution, this Agreement will constitute a legal, valid and binding obligation of the WFOE enforceable against the WFOE in accordance with its terms.

6.2                               The Service Receiving Party hereby represents and warrants as follows:

(a)                                 It is a legal person duly incorporated and validly existing under PRC law;

(b)                                 Its execution and performance of this Agreement are within its entity power and business scope. It has taken necessary entity actions and obtained appropriate authorizations, and has obtained the necessary consents and approvals from any third parties and government agencies. Its execution and performance of this Agreement do not violate the laws and contracts binding upon it; and

(c)                                  Upon execution, this Agreement will constitute a legal, valid and binding obligation of the Service Receiving Party enforceable against the Service Receiving Party in accordance with its terms.

7.                                      Confidentiality

7.1                               The Service Receiving Party agrees to take all reasonable steps to protect and maintain the confidentiality of the confidential data and information received by the Service Receiving Party in connection with the performance of this Agreement (collectively, the “Confidential Information”). The Service Receiving Party shall not disclose, give or transfer any Confidential Information to any third party without the WFOE’s prior written consent. Upon termination of this Agreement, the Service Receiving Party shall, at the WFOE’s request, return any and all documents, information or software containing any of such Confidential Information to the WFOE or destroy it, and delete all of such Confidential Information from any memory devices, and cease to use such Confidential Information.

7.2                               The Parties agree that this section shall survive the termination or expiration of this Agreement.

8.                                      Effective Date and Term

8.1                               This Agreement shall be signed and take effect as of the date first set forth above.

8.2                               This Agreement shall remain effective unless terminated as provided herein. Notwithstanding the foregoing provisions, i) the WFOE shall have the right to terminate this Agreement at any time with a written notice to Luckin Tech given thirty (30) days in advance, whereas the Service Receiving Party shall not have the right to terminate this Agreement; and ii) This Agreement shall be terminated upon the transfer of all the shares of Luckin Tech to the WFOE and/or a third party designated by the WFOE pursuant to the Exclusive Option Agreement.

9.                                      Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the PRC.

10.                               Dispute Resolution

Any dispute or claim arising out of or in connection with or relating to this Agreement shall be resolved by the WFOE and Luckin Tech in good faith through negotiations. In case no resolution can be reached by the WFOE and Luckin Tech, such dispute shall be submitted to the Beijing Arbitration Commission for arbitration in accordance with its rules of arbitration in effect at the time of applying for such arbitration and the place of arbitration shall be in Beijing. The arbitral award shall be final and binding upon both Parties.

11.                               Notices

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party as specified by such party from time to time. The date when a notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served on the tenth (10th) day after the date when the postage prepaid registered airmail is posted (as evidenced by the postmark), or on the fourth (4th) day after the date when the notice is delivered to an internationally-recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon receipt as evidenced by the time shown in the transmission confirmation for the relevant documents.

12.                               Indemnities and Remedies

12.1                        Either Party shall forthwith on demand indemnify the other Party against any claim, loss, liability or damage (“Loss”) which such Party shall incur as a consequence of any breach by the other Party of this Agreement provided that neither Party shall be liable to indemnify the other Party for any Loss to the extent that such Loss arises from the willful misconduct, breach of applicable law, regulation or contractual obligation or from the material negligence of the other Party or its directors, officers, employees, or agents.

12.2                        The Parties agree that this section shall survive the termination or expiration of this Agreement.

13.                               Assignment

13.1                        The Service Receiving Party shall not assign any of its rights or obligations under this Agreement to any third party without the prior written consent of the WFOE.

13.2                        The Service Receiving Party hereby agrees that the WFOE may assign its rights and obligations under this Agreement, only subject to a written notice to Luckin Tech.

14.                               Severability

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

15.                               Amendment or Supplement

Any amendment or supplement to this Agreement shall be made by the Parties in writing. The amendments or supplements duly executed by each party shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.

16.                               Tax

Each Party shall pay any tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation, execution and performance of this Agreement.

17.                               Counterparts

This Agreement shall be executed in two originals by both Parties, with each of the WFOE and Luckin Tech holding one original. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts

18.                               Languages

This Agreement is written in English and Chinese.  Both language versions shall have equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Beijing Luckin Coffee Co., Ltd.
Authorized Representative: Zhiya Qian

Signature:	/s/ Zhiya Qian
Seal: (Seal)
/s/ Seal of Beijing Luckin Coffee Co., Ltd.

Beijing Luckin Coffee Technology Ltd.
Authorized Representative: Zhiya Qian

Signature:	/s/ Zhiya Qian
Seal: (Seal)
/s/ Seal of Beijing Luckin Coffee Technology Ltd.